Exhibit 99.1

Forward Air Corporation Reports First Quarter 2008 Results

GREENEVILLE, Tenn.--(BUSINESS WIRE)--Forward Air Corporation (NASDAQ:FWRD) today reported results for the first quarter ended March 31, 2008.

Operating revenue for the quarter ended March 31, 2008 increased 23.6% to $107.9 million from $87.3 million for the same quarter in 2007. Income from operations was $16.7 million, compared with $15.8 million in the prior-year quarter, an increase of 5.1%. As a percent of operating revenue, income from operations declined to 15.5% from 18.1% for the same quarter last year. Net income for the quarter ended March 31, 2008 was $10.0 million, compared with $10.3 million in the prior-year quarter. Net income per diluted share for the first quarter of 2008 was $0.35 compared with $0.34 in the prior-year quarter, an increase of 2.9%.

Bruce Campbell, Chairman, President and CEO, commented, “We were pleased with our performance in the first quarter. Despite the strong economic headwinds and challenging operating environment that persisted throughout the first quarter, we were able to achieve improved year-over-year operating revenue, income from operations and net income per diluted share. These results were made possible by the hard work and dedication of our employees and independent contractors and they have my sincerest gratitude for their efforts.”

Commenting further, Mr. Campbell stated: “Also, in mid March, we were able to successfully complete the acquisition of certain assets of Pinch Holdings, Inc. and its related company AFTCO Enterprises, Inc. We were able to quickly tuck-in the Pinch/AFTCO airport-to-airport business component and our Forward Air Solutions team is working diligently to fully integrate their pool distribution business during the second quarter. As we move forward, we will continue to maintain discipline in our core business while also focusing our efforts on our 'Completing the Model' initiative. We believe that this approach will enable us to weather this challenging environment in the near term and properly position us for growth when the environment improves.”

In commenting on the second quarter, Rodney L. Bell, Senior Vice President and CFO, said, “We anticipate second quarter year-over-year revenue growth in the 22 to 27% range. Additionally, we expect income per diluted share for the second quarter to be $0.38 to $0.42.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2008 results on Tuesday, April 22, 2008 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after completion of the live call.

About Forward Air

Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of terminals located in 83 cities on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2008	March 31, 2007
	(In thousands, except per share data)
Operating revenue:
Forward Air
Airport-to-airport	$82,059	$74,221
Logistics	12,253	8,184
Other	5,789	4,948
Forward Air Solutions
Pool distribution	7,837	--
Total operation revenue	107,938	87,353

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	31,540	30,532
Logistics	9,180	6,146
Other	1,633	1,296
Forward Air Solutions
Pool distribution	1,172	--
Total purchased transportation	43,525	37,974
Salaries, wages and employee benefits	26,447	19,013
Operating leases	4,851	3,735
Depreciation and amortization	3,698	2,380
Insurance and claims	2,260	1,702
Other operating expenses	10,507	6,710
Total operating expenses	91,288	71,514
Income from operations	16,650	15,839

Other income (expense):
Interest expense	(301)	(40)
Other, net	154	753
Total other (expense) income	(147)	713
Income before income taxes	16,503	16,552
Income taxes	6,495	6,259
Net income	$10,008	$10,293

Net income per share:
Basic	$0.35	$0.34
Diluted	$0.35	$0.34
Dividends	$0.07	$0.07
Weighted average shares outstanding:
Basic	28,694	30,338
Diluted	28,982	30,665

Forward Air Corporation
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

	March 31, 2008	December 31, 2007(a)

Assets
Current assets:
Cash	$3,235	$4,909
Short-term investments	522	522
Accounts receivable, net	64,080	59,734
Other current assets	8,422	6,285
Total current assets	76,259	71,450

Property and equipment	161,982	158,354
Less accumulated depreciation and amortization	58,121	55,322
Total property and equipment, net	103,861	103,032
Goodwill and other acquired intangibles:
Goodwill	53,939	36,053
Other acquired intangibles, net	29,097	29,991
Total goodwill and other acquired intangibles	83,036	66,044
Other assets	1,389	1,358
Total assets	$264,545	$241,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,354	$11,714
Accrued expenses	12,939	14,274
Current portion of debt and capital lease obligations	701	830
Total current liabilities	27,994	26,818

Debt and capital lease obligations, less current portion	41,359	31,486
Other long-term liabilities	4,605	4,476
Deferred income taxes	8,005	7,371

Shareholders’ equity:
Common stock	287	286
Additional paid-in capital	2,855	--
Retained earnings	179,440	171,447
Total shareholders’ equity	182,582	171,733
Total liabilities and shareholders’ equity	$264,545	$241,884

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31,	March 31,
	2008	2007
Operating activities:
Net income	$10,008	$10,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,698	2,380
Share-based compensation	1,535	593
Loss (gain) on sale of property and equipment	16	(62)
Provision for loss (recovery) on receivables	95	(93)
Provision for revenue adjustments	996	655
Deferred income taxes	514	1,797
Tax (benefit) provision for stock options exercised	(725)	7
Changes in operating assets and liabilities
Accounts receivable	(5,437)	(952)
Prepaid expenses and other current assets	459	(440)
Accounts payable and accrued expenses	(317)	(3,758)
Net cash provided by operating activities	10,842	10,420

Investing activities:
Proceeds from disposal of property and equipment	4	188
Purchases of property and equipment	(2,645)	(22,570)
Proceeds from sales or maturities of available-for-sale securities	--	64,095
Purchases of available-for-sale securities	--	(44,520)
Acquisition of business	(18,526)	--
Other	(49)	(704)
Net cash used in investing activities	(21,216)	(3,511)

Financing activities:
Payments of debt and capital lease obligations	(606)	(9)
Borrowings on line of credit	20,000	--
Payments on line of credit	(10,000)	--
Proceeds from exercise of stock options	956	196
Payments of cash dividends	(2,013)	(2,127)
Repurchase of common stock	--	(7,538)
Cash settlement of share-based awards for minimum tax withholdings	(362)	(220)
Tax benefit (provision) for stock options exercised	725	(7)
Net cash provided by (used in) financing activities	8,700	(9,705)
Net decrease in cash	(1,674)	(2,796)
Cash at beginning of period	4,909	8,231
Cash at end of period	$3,235	$5,435

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of
	2008	Revenue	2007	Revenue
Operating Revenue
Forward Air	$100.1	92.8%	$87.3	100.0%
FASI	7.8	7.2	-	-
Total	107.9	100.0	87.3	100.0

Purchased Transportation
Forward Air	42.3	42.3	38.0	43.5
FASI	1.2	15.4	-	-
Total	43.5	40.3	38.0	43.5

Salaries, wages and employee benefits
Forward Air	22.6	22.6	19.0	21.8
FASI	3.8	48.7	-	-
Total	26.4	24.5	19.0	21.8

Operating Leases
Forward Air	4.3	4.3	3.7	4.2
FASI	0.5	6.4	-	-
Total	4.8	4.5	3.7	4.2

Depreciation and Amortization
Forward Air	3.4	3.4	2.4	2.8
FASI	0.3	3.8	-	-
Total	3.7	3.4	2.4	2.8

Insurance and claims
Forward Air	1.8	1.8	1.7	1.9
FASI	0.5	6.4	-	-
Total	2.3	2.1	1.7	1.9

Other operating expenses
Forward Air	8.7	8.7	6.7	7.7
FASI	1.8	23.1	-	-
Total	10.5	9.7	6.7	7.7

Income (loss) from operations
Forward Air	17.0	16.9	15.8	18.1
FASI	(0.3)	(3.8)	-	-
Total	$16.7	15.5%	$15.8	18.1%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com